Exhibit 1

Fund List

Roundhill S&P Dividend Monarchs ETF

Roundhill Bitcoin Covered Call Strategy ETF

Roundhill S&P 500 0DTE Covered Call Strategy ETF

Roundhill Innovation-100 0DTE Covered Call Strategy ETF

Roundhill Daily 2X Long Magnificent Seven ETF

Roundhill Daily Inverse Magnificent Seven ETF

Roundhill Daily 2X Inverse Magnificent Seven ETF

Roundhill GLP-1 & Weight Loss ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF

Roundhill S&P 500 Target 20 Managed Distribution ETF

Roundhill Ether Covered Call Strategy ETF

Roundhill Small Cap 0DTE Covered Call Strategy ETF

Roundhill China Dragons ETF

Roundhill Daily 2X Long China Dragons ETF